Exhibit 23.1 Consent of Weed & Co. LLP


                                 WEED & CO. LLP
                        4695 MACARTHUR COURT, SUITE 1430
                      NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087


                                April 17, 2006


Board of Directors
Marketing Worldwide Corporation
2212 Grand Commerce Drive
Howell, MI 48855

Re:  Form SB-2 Registration Statement; Opinion of Counsel

Dear Members of the Board:


We consent to the use of our opinion as an exhibit to the Form SB-2 Registration Statement and to the reference to this firm in any prospectus made a part of the Registration Statement.


Very truly yours,



/s/ Weed & Co. LLP
------------------
Weed & Co. LLP